SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 30, 2006


                           NORTHERN EXPLORATIONS LTD.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                      333-121542              Applied For
      (State or Other                 (Commission             (IRS Employer
Jurisdiction of Incorporation)        File Number)        Identification Number)


                        470 Granville Street, Suite 1120
                         Vancouver. B.C., Canada V6C 1V5
               (Address of Principal Executive Offices, Zip Code)

       Registrant's telephone number, including area code: (604) 713-8012


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication  pursuant to Rule 425 under the Securities Act (17 CFR
    230.425).

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)).

ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 1, 2006, Armando C. Ibarra, C.P.A. ("Ibarra") resigned as our independent accountant. Ibarra's audit report on our financial statements for the period from our inception on November 17, 2004 to March 31, 2005, and for the fiscal year ended March 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. Furthermore, there were no disagreements between us and Ibarra relating to the fiscal periods audited or any subsequent interim period through to the date that the firm ceased operations.

The Report of Independent Registered Public Accounting Firm that Ibarra issued on the financial statements for the periods from our inception on November 17, 2004 to March 31, 2005 and for the fiscal year ended March 31, 2006 did express an opinion that there was substantial doubt as to our ability to continue as a going concern.

There were no disagreements with Ibarra on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to its satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report and its review of our interim financial statements for the periods ended June 30, 2006 through to the date of his resignation on August 1, 2006.

We engaged Chang G. Park, ("Park") as our new independent accountant on August 1, 2006. We did not consult with Park prior to the date of engagement regarding the application of accounting principles, the type of audit opinion that might be rendered by him or any other similar matter.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

16.1 Letter from Armando C. Ibarra, C.P.A. to the U.S. Securities and Exchange Commission

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Northern Explorations Ltd.



Date: January 26, 2007                       By: /s/ Richard Novis
                                                ---------------------------
                                                Richard Novis, President